SETTLEMENT AND GENERAL RELEASE AGREEMENT



     THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 19th day of December, 1997 by and between Barry A. Cinnamon ("BAC" or the "Employee"), Lori Kramer Cinnamon, each an individual residing at 25 Oldchester Road, Essex Fells, New Jersey 07021 ("LKC"; and together with BAC, hereinafter sometimes referred to as the "Cinnamons"), and Software Publishing Corporation Holdings, Inc. (formerly known as Allegro New Media, Inc.), a Delaware corporation (the "Company") (collectively, the "Parties"). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

        WHEREAS, BAC has been a director of the Company and has been employed by the Company as Chairman of the Board, Chief Executive Officer and President; and

     WHEREAS, LKC has been Assistant Vice President and Vice President of Marketing and as a director of the Company and has been employed by the Company in various capacities; and

     WHEREAS, the Company desires to accept BAC's and LKC's resignation as employees, officers and directors; and

     WHEREAS, the Parties now desire to settle fully and finally claims BAC and/or LKC may have against the Company and that the Company may have against BAC and/or LKC and others released herein, including, but not limited to, any matters arising out of their respective employment with the Company and their separation therefrom.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

     1. Non-Admission of Liability or Wrongdoing.

     This Agreement shall not be construed in any way as an admission by the Parties that any of them have acted wrongfully with respect to each other or any other person or that any one of them has any rights whatsoever against the others.

     2. Resignation.

     BAC hereby resigns as an officer (Chairman of the Board, President and Chief Executive Officer), employee and director of the Company. LKC hereby resigns as a director and as an officer and employee of the Company. The Cinnamons agree to return to the Company all assets, equipment or other items which are owned by the Company not later than one (1) month after the date of this Agreement, except that BAC may retain his desk and chairs from his Fairfield, New Jersey office and his laptop computer, fax machine and printer from his San Jose, California office. If reasonably acceptable to the Chief Operating Officer of the Company, BAC shall be permitted to
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remove these items from the Company's  premises after normal business hours provided  he is  escorted  by  an  authorized  representative  of  the  Company.
Otherwise, the Company shall deliver to BAC these items and his personal belongings located on the Company's premises within one (1) month after the date hereof. From and after the date hereof, BAC shall make himself available to the Company at reasonable times and upon reasonable notice to assist and consult with the Company with respect to marketing, sales, product development and other activities of the Company which BAC was involved in during his employment by the Company. Until January 31, 1998, BAC shall not be required to devote more than five (5) hours per week in this regard, and thereafter through June 30, 1998 shall not be required to devote more than one (1) hour per week in this regard, and from and after July 1, 1998 BAC shall have no further obligation in this regard.

     3. Consideration to Cinnamon.

     (a)  On the eighth day after the execution and delivery of this Agreement:
     (i) the Company shall pay to BAC an amount equal to $6,000 in respect of accrued vacation;
     (ii) the Company shall pay to BAC his unpaid reasonable expenses incurred in the normal course of the fulfillment of his duties as an officer and director of the Company, including but not limited to reasonable travel and business expenses incurred through the date of this agree-ment, upon submission of customary documentation relating thereto. It is expressly acknowledged that BAC will continue to make his best efforts to minimize these expenses;
     (iii)the Company shall pay to BAC an amount equal to $50,000 in a cashiers or certified check;
     (iv) in the event that the Company has not actually paid BAC's reasonable credit card bill of approximately $13,000, as previously purported to have been wire transferred by the Company pursuant to BAC's instruc-tions and acknowledged by BAC's credit card issuer, the Company shall do so within fifteen (15) days after BAC requests such payment;

     (b) the Company shall pay to BAC the sum of $10,000 on the 15th day of each month for twenty (20) months after the date hereof pursuant to the Company's normal payroll practices;

     (c) the Company shall continue to make all payments with respect to health insurance for Cinnamons' benefit comparable to that coverage made available to the Company's executive officers through the earlier of (1) December 31, 1999 or
(2) such time as BAC is employed or retained on a substantially full-time basis;

     (d) the Company shall reimburse BAC for his moving expenses, up to a maximum of $15,000 upon submission of customary documentation relating thereto;

     (e) the Company shall register for resale by BAC 865,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company in the Registration Statement on Form S-3 currently proposed to be filed by the Company. The Cinnamons agree that they will sell their shares of Common Stock of the Company only in the following manner: (a) in accordance with all applicable federal and state securities laws; (b) the Cinnamons will not sell any shares of Common Stock until the earlier of (i) six (6) months after the date of this Agreement or (ii) upon the


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closing  price per share of Common  Stock on Nasdaq being less than $.60 on any trading day; (c) the Cinnamons shall not sell during any one week an amount in excess of an aggregate of more than 30% of the average daily sales volume of the Common Stock on Nasdaq over the preceding two weeks, without the consent of a market maker in the Company's Common Stock to be named by the Company which will purchase or effectuate any such purchase, in the event such a consent is hereunder required; and (d) prior to selling any shares of Common Stock, the Cinnamons agree to first contact the Company's President or Chief Operating Officer, and to comply with the Company's Insider Trading Policy so long as they are subject thereto;

     (f) the Company enter into a license agreement with BAC in the form attached hereto as Exhibit A (the "License Agreement"); and

     (g) all consideration set forth in this Section 2 shall be paid to the Cinnamons' or their heirs, regardless of their ability to provide services in any given period, and regardless of the Cinnamons' health, death or disability status.

     (h) subject to the terms of the Company's Long-Term Incentive Plan, all incentive stock options granted to the Cinnamons by the Company shall be exer-cisable for a period of 12 months from and after the date hereof to the extent otherwise exercisable, and thereafter shall terminate.

     4. Surrender of Series B Voting Preferred Stock and the Proxy with Respect to Shares of Common Stock.

     Upon the execution and delivery of this Agreement:

     (a) BAC hereby surrenders to the Company for cancellation stock certificate no. B 1 representing 60,520 shares of Class B Voting Preferred Stock Series A of the Company, and all right, title and interest with respect to any such shares of Class B Voting Preferred Stock, Series A; and

     (b) BAC and LKC hereby appoint the President of the Company as attorney and proxy, with full power of substitution, in the name and place of BAC, to vote as proxy all of the shares of Common Stock of the Company owned beneficially or of record by either of them, in any capacity, now or at any time hereafter, in such manner as may be determined by the President of the Company in his sole discretion. The Cinnamons hereby acknowledge that the Company would not agree to this Agreement in the absence of this proxy, that this proxy is a requirement for the Company to enter into this Agreement and that this proxy is and shall at all times be irrevocable and coupled with an interest. The Cinnamons further acknowledge that this proxy shall remain in effect for ten (10) years, except to the extent that the shares of Common Stock subject to this proxy are no longer owned beneficially or of record by either of them or any member of their family or any affiliate thereof.

     5. Complete Release.

     (a) As a material inducement to the Company to enter into this Agreement, the Cinnamons hereby waive, release and discharge the Company, its subsidiaries and their respective officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that either Cinnamon has asserted, now asserts or could have asserted, but not including any claim for the enforcement of this Agreement. This includes, but is not limited to, claims arising under Federal, State or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claim arising under Title VII of the United States Code or under any age or gender discrimination law. Notwithstanding anything else contained in this Agreement, this Agreement is not intended to release any rights either Cinnamon has with respect to participation in company sponsored stock option plans, or any rights either Cinnamon has to seek and obtain indemnification and/or defense from the Company in the event that any claim is asserted against either Cinnamon by a third party.

     (b) As a material inducement to the Cinnamons to enter into this Agreement, the Company and its subsidiaries hereby irrevocably and unconditionally waives, releases and discharges each Cinnamon, their agents and attorneys, successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown to the Company, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, arising out of their employment and positions as officers and/or directors, and the resignation therefrom or the termination thereof, including, but not limited to, any claim that the Company has asserted, now asserts or could have asserted, but not including any (i) claims for the enforcement of this Agreement or the License Agreement and (ii) action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands or obligations of any other nature which directly arise out of or directly relate to any willful misconduct, gross negligence or fraud committed by either of the Cinnamons, or any violation by either of the Cinnamons of Section 13(d) or 16 of the Securities Exchange Act of 1934, as amended, unless such actions were taken in good faith with a reasonable belief that such actions were in the best interests of the Company.

     (c) It is understood and agreed by the Parties that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. The Parties expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

     6. Acknowledgments.

     Each Cinnamon acknowledges that:

     (a) He or she has had a full twenty-one (21) days within which to consider this Agreement before executing it;

     (b) He or she has carefully read and fully understands all of the provisions of this Agreement;

     (c) He or she is, through this Agreement, releasing the Company and its affiliates from any and all claims he or she may have against any of them and being released from certain potential liabilities by the Company;

     (d) He or she knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

     (e) He or she knowingly and voluntarily intends to be legally bound by the same;

     (f) He or she was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his or her choice prior to executing this Agreement;

     (g) He or she has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired; and

     (h)  He  or  she   understands   that  rights  or  claims   under  the  Age
Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.) that may arise after the date of this Agreement is executed are not waived.

     7. Non-Disclosure.

     Neither Cinnamon shall disclose or deliver to any other party any trade secrets or confidential or proprietary information gained through employment with the Company. This includes, but is not limited to, proprietary technologies, patents, patent applications, software programs and tools, financial information, business plans, systems, files, algorithms, file structures, customer lists, supplier lists, internal program structures, options, documentation and data developed by the Company or any subsidiary or division thereof. Each Cinnamon agrees that any breach of this Section 7 may cause the Company substantial and irreparable damages that would not be quantifiable and therefore, in the event of any such breach, in addition to other remedies that may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.

     8. Non-Disparagement.

     The Parties mutually agree not to publish, communicate or disseminate any negative information or any information regarding this Agreement to the public, the media, suppliers, vendors and other industry participants, except that they may disclose its contents to their respective financial advisors, accountants and attorneys and as required by law.

     9. No Representations.

     The Parties represent that in signing this Agreement, they do not rely on nor have they relied on any representation or statement not specifically set forth in this Agreement by any of the releasees or by any of the releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     10. Successors.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective administrators, representatives, executors, successors and assigns, by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company's assets or otherwise.

     11. Governing Law.

     This agreement is made and entered into in this State of New York, and shall in all respects be interpreted, enforced and governed under the laws of the State of New York.

     12. Arbitration.

     (a) Any dispute arising between the Parties, including but not limited to those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement ("Arbitrable Dispute") will be submitted to arbitration in New York, New York, before an experienced employment arbitrator and selected in accordance with the rules of the American Arbitration Association labor tribunal. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the Parties.

     (b) Should any party to this Agreement hereafter institute any legal action or administrative proceedings against another party with respect to any claim waived by this Agreement or pursue any other Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

     13. Proper Construction.

     (a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties;

     (b) As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires;

     (c) The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     14. Severability.

     Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     15. Entire Agreement.

     This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Parties, other than the License Agreement, are null and void. Without limiting the foregoing, any and all employment agreements, including all amendment and/or addendums thereto, shall be terminated and of no further force or effect, whether or not such agreements state that the same, or portions thereof, are to survive termination.

     16. Third Party Beneficiaries.

     Software Publishing Corporation, Serif, Inc. and Serif (Europe) Limited shall be third party beneficiaries of this Agreement.

     17. Non-Solicitation and Non-Interference.

     For a period of twelve (12) months after the date of this Agreement, neither BAC nor LKC shall:

     (a) for either of the Cinnamons' own account or for the account of any other person or entity, directly or indirectly interfere with the Company's or any of its affiliates' or subsidiaries' relationship with any of its suppliers, customers, accounts, brokers, representatives or agents; or

     (b) employ or otherwise engage, or solicit, entice or induce on behalf of either of the Cinnamons' or any other person or entity, directly or indirectly, the services, retention or employment of any of Jacques Boutin, Darrin Darvil or Gary Mull or any person or entity which employs, retains or otherwise in any way utilizes the services of any such person.

     18. Counterparts.

     This Agreement may be executed in counterparts. Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed Agreement.

     19. Further Assurances.

     From and after the date hereof, the parties hereto shall take all actions, including the execution and delivery of all documents, necessary to effectuate the terms hereof.

     20. Survival.

     All obligations of the Parties as set forth herein shall survive the execution and delivery hereof.

     21. Indemnification.

     The Cinnamons will be indemnified as provided in the Company's by-laws in effect on December 15, 1997, from and after the date of this Agreement.

     PLEASE READ CAREFULLY. THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated:  New York, New York                      Dated:  New York, New York
        December 19, 1997                               December 19, 1997

SOFTWARE PUBLISHING CORPORATION
   HOLDINGS, INC.

By: /s/Mark E. Leininger                        /s/ Barry A. Cinnamon
 Name: Mark E. Leininger                        Barry Cinnamon
 Title: Vice President and Chief Operating
        Officer
                                                /s/ Lori K. Cinnamon
                                                Lori Kramer Cinnamon